[LETTERHEAD OF DY/DX GROUP OF FUNDS, LLC]

April 14, 2003

Mr. Michael J. Skellern
Chief Executive Officer
Universal Guardian Holdings, Inc.
5759 Fleet Street - Suite 110
Carlsbad, CA 92008

Re:     1. August 15, 2002, Letter of Intent

        2. April 11, 2003, e-mail from Mark Beychok to Mike Skellern

Dear Mike:

Per your request, I am sending you this letter of clarification.

This letter shall void and supersede in its entirety my e-mail to you sent April 11, 2003, at 6:38 p.m. ("e-mail") regarding Dydx Group of Funds' ("Dydx") waiver of 500,000 Universal Guardian warrants. Accordingly, that e-mail no longer is of any force or effect.

In connection with the Letter of Intent dated August 15, 2002, by and between Dydx and Universal Guardian ("Letter of Intent"), this letter will serve to confirm our recent conversations and understandings to the effect that Dydx waives and no longer shall be entitled to receive any of the 1,500,000 warrants identified on Page 4 of the Letter of Intent.

Thank you.

Sincerely,


DYDX GROUP OF FUNDS, LLC


/s/ Mark Beychok

Mark Beychok
Managing Member